       As filed with the Securities and Exchange Commission on February 16, 1996
                                                       Registration No. 33-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            LAM RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                   94-2634797
   (State of Incorporation)             (I.R.S. Employer Identification No.)

                              4650 CUSHING PARKWAY
                            FREMONT, CALIFORNIA 94538
   (Address, including zip code, of Registrant's principal executive offices)

                                ----------------

                    AMENDED 1991 INCENTIVE STOCK OPTION PLAN
                        1984 EMPLOYEE STOCK PURCHASE PLAN
                     PERFORMANCE-BASED RESTRICTED STOCK PLAN
                           (FULL TITLES OF THE PLANS)

                                ----------------

                                HENK J. EVENHUIS
                          EXECUTIVE VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                            LAM RESEARCH CORPORATION
                              4650 CUSHING PARKWAY
                            FREMONT CALIFORNIA 94538
                                 (510) 659-0200
            (Name, address and telephone number of agent for service)

                                ----------------

                                    COPY TO:
                              Jon E. Gavenman, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (415) 493-9300

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


                                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
          Title of                             Amount          Proposed               Proposed             Amount of
        Securities To                          To Be            Maximum                Maximum           Registration
        Be Registered                        Registered      Offering Price           Aggregate               Fee
                                                               Per Share           Offering Price
---------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001
     per share

 Upon exercise of options and under
     1984 Employee Stock Purchase Plan          150,000      $        39.75        $      5,962,500        $   2,056

 Upon exercise of options and stock           1,000,000      $        39.75        $     39,750,000        $  13,707
     purchase rights under Amended
     1991 Incentive Stock Option Plan

 Upon grant of shares of Common                 150,000      $        39.75        $      5,962,500        $   2,056
     Stock under Performance-Based
     Restricted Stock Plan

-----------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the high and low price for the Common Stock as reported on the Nasdaq National Market on February 14, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission").

1.   The Company's Annual Report on Form 10-K for the fiscal year ended
               June 30, 1995.

2.   The Company's Quarterly Report on Form 10-Q for the quarterly period ended
               December 31, 1995.

3.   The description of the Company's Common Stock set forth in the Company's
               Registration Statement on 8-B, as filed with the Commission on April 11, 1990 and as amended by Form 8-B/A as filed with the Commission on August 31, 1994.

4.   All documents subsequently filed by the Company pursuant to Sections 13(a),
               13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

The Company's Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

The Company has entered into indemnification agreements with its directors and certain of its officers. The Company has also obtained insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.


  Exhibit No.
  -----------


     4.1**     1984 Employee Stock Purchase Plan.
     4.2*      Form of Subscription Agreement under the 1984 Employee Stock
                Purchase Plan.
     4.3**     Amended 1991 Incentive Stock Option Plan.
     4.4*      Form of Incentive Stock Option Agreement under the Amended
                1991 Incentive Stock Option Plan.
     4.5*      Form of Nonstatutory Incentive Stock Option Agreement under the
                Amended 1991 Incentive Stock Option Plan.
     4.6       Performance-Based Restricted Stock Plan.
     4.7       Form of Restricted Stock Agreement used under the
                Performance-Based Restricted Stock Plan.
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.
     23.1      Consent of Ernst & Young LLP, Independent Auditors.
     23.2      Consent of Counsel (contained in Exhibit 5.1 above).
     24.1      Power of Attorney (see page II-5).

-------------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 33-85900) filed with the Securities and Exchange Commission on November 2, 1994.

** Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

ITEM 9.     UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Lam Research Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 16 day of February, 1996.

                                  LAM RESEARCH CORPORATION

                                  By: \s\ Henk J. Evenhuis
                                      ------------------------------------------
                                      Henk J. Evenhuis, Executive Vice President
                                      and Chief Financial Officer (Principal
                                      Accounting and Financial Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Roger D. Emerick and Henk J. Evenhuis his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



     Signature                       Title                           Date


\s\ Roger D. Emerick         Chief Executive Officer          February 16, 1996
--------------------------   (Principal Executive Officer)
Roger D. Emerick


\s\ Henk J. Evenhuis         Executive Vice President and     February 16, 1996
--------------------------   Chief Financial Officer
Henk J. Evenhuis             (Principal Accounting and
                             Financial Officer)


\s\ David G. Arscott         Director                         February 16, 1996
--------------------------
David G. Arscott


\s\ Jack R. Harris           Director                         February 16, 1996
--------------------------
Jack R. Harris


\s\ Grant M. Inman           Director                         February 16, 1996
--------------------------
Grant M. Inman


\s\ Osamu Kano               Director                         February 16, 1996
--------------------------
Osamu Kano

                                INDEX TO EXHIBITS



Exhibit No.                   Description
-----------                   -----------

     4.1**     1984 Employee Stock Purchase Plan.
     4.2*      Form of Subscription Agreement used under the 1984 Employee
                Stock Purchase Plan.
     4.3**     Amended 1991 Incentive Stock Option Plan.
     4.4*      Form of Incentive Stock Option Agreement used under the Amended
                1991 Incentive Stock Option Plan.
     4.5*      Form of Nonstatutory Stock Option Agreement used under the
                Amended 1991 Incentive Stock Option Plan.
     4.6       Performance-Based Restricted Stock Plan
     4.7       Form of Restricted Stock Agreement used under the
                Performance-Based Restricted Stock Plan
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.
     23.1      Consent of Ernst & Young LLP, Independent Auditors.
     23.2      Consent of Counsel (contained in Exhibit 5.1 above).
     24.1      Power of Attorney (see page II-5).

-------------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 33-85900) filed with the Securities and Exchange Commission on November 2, 1994.

** Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.